                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_____


                       ---------------------------------



                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                        (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)


ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                      -----------------------------------
                              DANAHER CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



     DELAWARE                                           59-1995548
 (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


     1250 24TH STREET, N.W.
     WASHINGTON, D.C.                                   20037
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


                     TEN-YEAR NOTES AND THIRTY-YEAR NOTES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C..

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.


ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 3rd day of September, 1998.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            BY /s/ SANDRA L. CARUBA
              ----------------------------------------
               SANDRA L. CARUBA
               VICE PRESIDENT



* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996 (REGISTRATION NO. 333-14201).

                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         September 3, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Danaher Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    THE FIRST NATIONAL BANK OF CHICAGO


                    BY: /s/ SANDRA L. CARUBA
                       ------------------------------------
                         SANDRA L. CARUBA
                         VICE PRESIDENT

                                 EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago         Call Date:  06/30/98        ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                                     Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                     DOLLAR AMOUNTS IN THOUSANDS    C400
                                                                                     RCFD      BIL MIL THOU         ----
                                                                                     ----      ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                          RCFD
     a. Noninterest-bearing balances and currency and coin(1)...................     0081        4,490,272           1.a
     b. Interest-bearing balances(2)............................................     0071        5,586,990           1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)...............     1754                0           2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)............     1773        8,974,952           2.b
3.   Federal funds sold and securities purchased under agreements to resell.....     1350        5,558,583           3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                      RCFD
        RC-C)....................................................................    2122       28,257,868           4.a
     b. LESS: Allowance for loan and lease losses................................    3123          413,742           4.b
     c. LESS: Allocated transfer risk reserve....................................    3128                0           4.c
     d. Loans and leases, net of unearned income, allowance, and                     RCFD
        reserve (item 4.a minus 4.b and 4.c).....................................    2125       27,844,126           4.d
5.   Trading assets (from Schedule RD-D).........................................    3545        6,073,169           5.
6.   Premises and fixed assets (including capitalized leases)....................    2145          721,430           6.
7.   Other real estate owned (from Schedule RC-M)................................    2150            6,827           7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)........................................................    2130          184,515           8.
9.   Customers' liability to this bank on acceptances outstanding................    2155          310,026           9.
10.  Intangible assets (from Schedule RC-M)......................................    2143          302,859          10.
11.  Other assets (from Schedule RC-F)...........................................    2160        2,137,491          11.
12.  Total assets (sum of items 1 through 11)....................................    2170       62,191,240          12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago      Call Date:  06/30/98      ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                                         Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

SCHEDULE RC-CONTINUED

                                                                                               DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
LIABILITIES                                                                                    -----------------
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                         RCON
        from Schedule RC-E, part 1)..............................................     2200         21,810,607         13.a
        (1) Noninterest-bearing (1)..............................................     6631          9,864,956         13.a1
        (2) Interest-bearing.....................................................     6636         11,945,651         13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and                      RCFN
        IBFs (from Schedule RC-E, part II).......................................     2200         15,794,963         13.b
        (1) Noninterest bearing..................................................     6631            482,528         13.b1
        (2) Interest-bearing.....................................................     6636         15,312,435         13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                   RCFD 2800     3.858,711         14
15.  a. Demand notes issued to the U.S. Treasury.................................     RCON 2840     1,444,748         15.a
     b. Trading Liabilities (from Sechedule RC-D)................................     RCFD 3548     5,661,633         15.b

16.  Other borrowed money:                                                            RCFD
     a. With original maturity of one year or less...............................     2332          4,356,061         16.a
     b. With original  maturity of more than one year............................     A547            385,550         16.b
     c. With original maturity of more than three years .........................     A548            320,386         16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.....................     2920            310,026         18.
19.  Subordinated notes and debentures...........................................     3200          2,200,000         19.
20.  Other liabilities (from Schedule RC-G)......................................     2930          1,176,564         20.
21.  Total liabilities (sum of items 13 through 20)..............................     2948         57,319,249         21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...............................     3838                  0         23.
24.  Common stock................................................................     3230            200,858         24.
25.  Surplus (exclude all surplus related to preferred stock)....................     3839          3,188,187         25.
26.  a. Undivided profits and capital reserves...................................     3632          1,467,324         26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities...     8434             18,040         26.b
27.  Cumulative foreign currency translation adjustments.........................     3284             (2,418)        27.
28.  Total equity capital (sum of items 23 through 27)...........................     3210          4,871,991         28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).......................................     3300         62,191,240         29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the
   statement below that best describes the most
   comprehensive level of auditing work performed for
   the bank by independent external auditors as of                        Number
   any date during 1996 ...............................  RCFD 6724  [N/A]  M.1.


1 = Independent audit of the bank conducted in accordance
    with generally accepted auditing standards by a certified
    public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company
    conducted in accordance with generally accepted auditing
    standards by a certified public accounting firm which
    submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)
4 = Directors' examination of the bank performed by other authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
---------------
(1) Includes total demand deposits and noninterest-bearing time and savings external auditors (may be required by state chartering deposits.